UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2008, Adaptec, Inc. (the "Company") informed Manoj Goyal, the Company's Vice President of Engineering, that his position will be terminated, effective April 21, 2008. In connection with his termination, the Company and Mr. Goyal agreed upon the following severance arrangements in consideration of Mr. Goyal signing a general release in favor of the Company: (1) a lump-sum severance payment equal to nine months of his base salary, (2) COBRA benefits until November 30, 2008 and (3) outplacement services. The terms of these severance arrangements are consistent with Mr. Goyal's Executive Employment Agreement with the Company, dated as of August 14, 2007, which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

In addition, in connection with his termination, the Company will pay Mr. Goyal the remainder of his AIP bonus for the third and fourth quarters of fiscal 2008 in the amount of $10,000. The AIP bonus is in addition to, and not in lieu of, any severance benefits Mr. Goyal is entitled to receive under his Executive Employment Agreement.

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Exhibits

Exhibits.
10.01	Seperation Agreement of Manoj Goyal, effective April 21, 2008

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ Mary L. Dotz Mary L. Dotz Chief Financial Officer

April 23, 2008

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.01	Seperation Agreement of Manoj Goyal, effective April 21, 2008 Also provided in PDF format as a courtesy.